Filed Pursuant to Rule 424(b)(5)
Registration No. 333-256666

PROSPECTUS SUPPLEMENT

(to Prospectus dated June 1, 2021)

400,000 Shares of Series B Convertible Preferred Stock

44,444 Shares of Common Stock

Series B Convertible Preferred Stock

Common Stock

We are offering 400,000 shares of our Series B convertible preferred stock, par value $0.0001 per share (the “Series B Convertible Preferred Stock”) and 44,444 shares of our common stock, par value $0.0001 per share, to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “MDGL”. On December 20, 2022, the last reported sale price of our common stock on The Nasdaq Global Select Market was $250.00 per share. The Series B Convertible Preferred Stock is not and will not be listed on any national securities exchange or any other trading market.

We are issuing the securities registered hereunder directly to the investors pursuant to a Securities Purchase Agreement among us and the investors. This Offering is being made without an underwriter or placement agent and we will not be paying any underwriting discounts or commissions in connection with this Offering. We will receive all of the proceeds from the securities sold in this Offering. We will receive net proceeds from the sale of these shares of approximately $99.5 million after deducting estimated offering expenses of approximately $0.5 million.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement before investing in our securities.

	Per Share of Series B Convertible Preferred Stock	Total	Per Share of Common Stock	Total
Offering price	$225.00	$90,000,000	$225.00	$9,999,900
Net proceeds to us	$225.00	$89,549,910	$225.00	$9,949,990

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the shares of our Series B Convertible Preferred Stock and our common stock will be made on or about December 23, 2022.

The date of this prospectus supplement is December 21, 2022

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our Series B Convertible Preferred Stock and our common stock.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we have authorized for use in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell or the solicitation of an offer to buy any securities other than the shares of Series B Convertible Preferred Stock and common stock to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons outside of the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus supplement concerning our industry and the markets in which we operate, including market opportunity, market position and competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in the industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

This prospectus supplement and the accompanying prospectus, and any documents incorporated by reference herein or therein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated or the context otherwise requires, the terms “Company,” “Madrigal,” “Madrigal Pharmaceuticals,” “we,” “us” and “our” refer to Madrigal Pharmaceuticals, Inc., a Delaware corporation, and its predecessors and consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein include forward-looking statements within the meaning of the federal securities laws, which statements are: subject to substantial risks and uncertainties; based on our beliefs and assumptions and on information currently available to us; and subject to factors beyond our control. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding forward-looking statements, future performance or events; include all statements that are not historical facts; and can be identified by terms such as “accelerate,” “achieve,” “allow,” “anticipates,” “appear,” “be,” “believes,” “can,” “continue,” “could,” “demonstrates,” “design,” “estimates,” “expectation,” “expects,” “forecasts,” “future,” “goal,” “help,” “hopeful,” “inform,” “informed,” “intends,” “may,” “might,” “on track,” “planned,” “planning,” “plans,” “positions,” “potential,” “powers,” “predicts,” ”predictive,” “projects,” “seeks,” “should,” “will,” “will achieve,” “will be,” “would” or similar expressions and the negatives of those terms.

In particular, this prospectus supplement, and the documents we incorporate by reference in this prospectus supplement, contain forward-looking statements relating to, among other things:

•	anticipated or estimated future results, including the risks and uncertainties associated with our future operating performance and financial position;

•

our possible or assumed future results of operations and expenses, business strategies and plans (including ex-U.S. launch/partnering plans), capital needs and financing plans, including incurrence of indebtedness and compliance with debt covenants under the Loan and Security Agreement with Hercules, as agent and lender, market trends, market sizing, competitive position, industry environment and potential growth opportunities, among other things;

•	our ability to delay certain research activities and related clinical expenses as necessary;

•

our historic and projected operating costs and our financial resources at September 30, 2022 indicate substantial doubt exists related to our ability to continue as a going concern under ASC 205-40 without the completion of future debt or equity financings, collaborations, partnerships or other strategic transactions; absent the completion of a financing transaction to address such shortfall on acceptable terms when needed, the Company could be subjected to certain adverse effects;

•

our projected resources and sufficiency of capital to fund our operating expenses through the projected commercial launch of resmetirom, assuming Food and Drug Administration (“FDA”) approval is obtained;

•	our clinical trials, including the anticipated timing of disclosure, presentations of data from, or outcomes from our trials;

•

research and development activities, and the timing and results associated with the future development of our lead product candidate, resmetirom (formerly known as MGL-3196), including projected market size, sector leadership, and patient treatment estimates for NASH and NAFLD patients;

•	the timing and completion of projected future clinical milestone events, including enrollment, additional studies, top-line data and open label projections;

•	plans, objectives and timing for making a Subpart H (Accelerated Approval of New Drugs for Serious or Life-Threatening Illnesses) submission to the FDA;

•	projections or objectives for obtaining accelerated or full approval for resmetirom for non-cirrhotic NASH patients and NASH patients with compensated cirrhosis;

•

our primary and key secondary study endpoints for resmetirom, and the potential for achieving such endpoints and projections, including NASH resolution, safety, fibrosis treatment, cardiovascular effects, and lipid treatment with resmetirom;

•

optimal dosing levels for resmetirom and projections regarding potential NASH or NAFLD and potential patient benefits with resmetirom, including future NASH resolution, safety, fibrosis treatment, cardiovascular effects, lipid treatment, and/or biomarker effects with resmetirom;

•	our ability to address the unmet needs of patients suffering from NASH with significant fibrosis;

•	the potential efficacy and safety of resmetirom for non-cirrhotic NASH patients and cirrhotic NASH patients;

•	the potential for resmetirom to become the best-in-class and/or first-to-market treatment option for patients with NASH and liver fibrosis;

•	anticipated or estimated future results of operations and expenses as we expand our resmetirom clinical development program and our commercial development program;

•	ex-U.S. launch/partnering plans;

•	the ability to develop clinical evidence demonstrating the utility of non-invasive tools and techniques to screen and diagnose NASH and/or NAFLD patients;

•

the predictive power of liver fat reduction with resmetirom, as measured by non-invasive tests, on NASH resolution and/or fibrosis reduction or improvement, and potential NASH or NAFLD patient risk profile benefits with resmetirom;

•	the predictive power of liver fat, liver volume changes, or MAST scores for NASH and/or NAFLD patients;

•	the predictive power of NASH resolution and/or liver fibrosis reduction or improvement with resmetirom using non-invasive tests, including the use of ELF, FibroScan, MRE and/or MRI-PDFF;

•	the predictive power of non-invasive tests generally, including for purposes of diagnosing NASH, monitoring patient response to resmetirom, or recruiting and conducting a NASH clinical trial;

•	market demand for and acceptance of our products;

•	research, development and commercialization of new products;

•	the potential for resmetirom to be an effective treatment for other disease indications;

•	obtaining and maintaining regulatory approvals, including, but not limited to, potential regulatory delays or rejections;

•

risks associated with meeting the objectives of our clinical studies, including, but not limited to our ability to achieve enrollment objectives concerning patient numbers (including an adequate safety database), outcomes objectives and/or timing objectives for our studies, any delays or failures in enrollment, the occurrence of adverse safety events, and the risks of successfully conducting trials that are substantially larger, and have patients with different disease states, than our past trials;

•	our continued reliance on third-party contract manufacturers for the manufacture of our product candidates, including resmetirom;

•	risks related to the effects of resmetirom’s mechanism of action;

•	and our ability to accomplish our business and business development objectives and realize the anticipated benefit of any such transactions;

•	our use of proceeds from this offering; and

•	assumptions underlying any of the foregoing.

We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus supplement. Although management presently believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to: our clinical and commercial development of resmetirom; enrollment and trial outlook uncertainties, generally, based on blinded, locked or limited trial data and in relation to COVID-19 related measures and individual precautionary measures that may be implemented or continued for an uncertain period of time; our potential inability to raise sufficient capital to fund our ongoing operations as currently planned, continue as a going concern or to obtain financings on terms similar to those we have arranged in the past; our ability to service our indebtedness and otherwise comply with our debt covenants; outcomes or trends from competitive studies; future topline data timing or results; the risks of achieving potential benefits in studies that includes substantially more patients, and patients with different disease states, than our prior studies; limitations associated with early stage or non-placebo controlled study data; the timing and outcomes of clinical studies of resmetirom; and the uncertainties inherent in clinical testing. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Madrigal undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to Madrigal’s submissions filed or furnished with the U.S. Securities and Exchange Commission for more detailed information regarding these risks and uncertainties and other factors that may cause actual results to differ materially from those expressed or implied. We specifically discuss these risks and uncertainties in greater detail in the section appearing in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022, as updated by the risk factors discussed in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 9, 2022, as well as in our other filings with the SEC. You should read these documents and the other documents that we file or have filed with the SEC, with the understanding that our actual future results may be materially different from the results expressed or implied by these forward-looking statements.

Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual future results to be materially different from those expressed or implied by any forward-looking statements.

Except as required by applicable law or the rules of the Nasdaq Stock Market, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our Series B Convertible Preferred Stock or our common stock. For a more complete understanding of our Company and this offering, you should read this entire prospectus supplement and the accompanying prospectus carefully, including information under the heading “Risk Factors” in this prospectus supplement and the information incorporated by reference herein and therein, including information under the heading “Risk Factors” contained in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 24, 2022, as updated by the risk factors in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 9, 2022.

Overview

We are a clinical-stage biopharmaceutical company pursuing novel therapeutics for nonalcoholic steatohepatitis (“NASH”), a liver disease with high unmet medical need. Our lead product candidate, resmetirom, is a proprietary, liver-directed, selective thyroid hormone receptor-ß (“THR-ß”), agonist being developed as a once-daily oral pill for the potential treatment of patients with NASH with fibrosis and NASH with compensated cirrhosis. NASH is a serious inflammatory form of nonalcoholic fatty liver disease (“NAFLD”). NAFLD has become the most common liver disease in the United States and other developed countries and is characterized by an accumulation of fat in the liver with no other apparent causes.

NASH can progress to cirrhosis or liver failure, require liver transplantation and can also result in liver cancer. Progression of NASH to end stage liver disease will soon surpass all other causes of liver failure requiring liver transplantation. Importantly, beyond these critical conditions, NASH and NAFLD patients additionally suffer heightened cardiovascular risk and, in fact, die more frequently from cardiovascular events than from liver disease.

In the United States, NAFLD is estimated to affect approximately 25% of the population, and approximately 25% of those will progress from NAFLD to NASH. Current estimates place NASH prevalence at approximately 20 million people in the United States, or five to six percent of the adult population, with similar prevalence in Europe and Asia. NASH and NAFLD have grown as a consequence of rising worldwide obesity-related disorders.

Overall Financings and Liquidity Update

In our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, as filed with the SEC on November 3, 2022, we disclosed that our financial position as of the date of such filing raised substantial doubt about our ability to continue as a going concern for a period of at least 12 months from the filing date of such Form 10-Q. We disclosed in that Form 10-Q that, based upon the Company’s then-current operating plans and the Company’s cash, cash equivalents and marketable securities totaling $153.2 million as of September 30, 2022, the Company expected that such resources would not be sufficient to fund our operating expenses and capital requirements through the one year anniversary of the filing of such Quarterly Report on Form 10-Q and remain in compliance with our financial covenants. In addition, until such time, if ever, we can generate substantial revenues, we expect to finance our cash needs through a combination of future capital raises through debt or equity financings, collaborations, partnerships or other strategic transactions (collectively, “Financings”). We anticipate we will need additional proceeds from future Financings. There can be no assurances that we will be able to secure such additional Financings at all, or on terms that are satisfactory to us that will be sufficient to meet our needs. In the event we are not successful in obtaining sufficient funding through Financings, this could force us to delay, limit, or reduce our product development, commercialization efforts or operations.

Since the filing of that Form 10-Q, we sold common stock under our ATM program for net proceeds of $155.9 million (the “ATM Proceeds”), we are conducting this Offering with estimated net proceeds of $99.5 million (the “Offering Proceeds”) and we received confirmation from Hercules Capital, Inc. that we have met the clinical milestone under our Credit Facility and may access new borrowings of up to $50 million (the “Hercules Borrowing Capacity”). The aggregate amount of ATM Proceeds, Offering Proceeds and Hercules Borrowing Capacity secured since the filing of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 totals approximately $305.4 million.

General Information

We were incorporated in Delaware in September 2011. Our principal executive offices are located at 200 Barr Harbor Drive, Suite 200, West Conshohocken, Pennsylvania 19428. Our telephone number is (267) 824-2827. Our website address is www.madrigalpharma.com. The contents of our website are not incorporated into, and do not form a part of, this prospectus supplement or the registration statement of which it forms a part, and any reference to our website is intended to be an inactive textual reference only.

THE OFFERING

The following summary contains basic information about our Series B Convertible Preferred Stock, our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our Series B Convertible Preferred Stock and our common stock, you should read the section entitled “Description of Securities to Be Offered” in the accompanying prospectus.

Series B Convertible Preferred Stock offered by us	400,000 shares.

Offering price of Series B Convertible Preferred Stock	$225.00 per share of Series B Convertible Preferred Stock.

Series B Convertible Preferred Stock to be outstanding after this offering	400,000 shares.

Terms of Series B Convertible Preferred Stock	Please see “Description of Securities” in this prospectus supplement for a description of the terms of the Series B Convertible Preferred Stock.

Common stock offered by us	44,444 shares.

Offering price of common stock	$225.00 per share of common stock.

Common stock to be outstanding after this offering(1)	17,147,839 shares.

Use of Proceeds	We estimate that the net proceeds from this offering to us will be approximately $99.5 million based on the sale of 400,000 shares of our Series B Convertible Preferred Stock offered hereby and 44,444 shares of our common stock offered hereby, after deducting estimated offering expenses.

We intend to use the net proceeds from this offering for our clinical development program and preparation for a potential launch of resmetirom in the U.S. and general corporate purposes, including, without limitation, research and development expenditures, clinical trial expenditures, manufacture and supply of drug substance and drug products, acquisitions of new technologies, capital expenditures and working capital. See “Use of Proceeds” beginning on page S-12 of this prospectus supplement.

No Market for Series B Convertible Preferred Stock	There is no established public trading market for the Series B Convertible Preferred Stock, and we do not expect any such market to develop. In addition, we do not intend to apply for listing of the Series B Convertible Preferred Stock on any national securities exchange or other nationally recognized trading system.

Market for Common Stock	Our common stock is listed on the Nasdaq Global Select Market under the symbol “MDGL.”

Risk Factors	Your investment in our Series B Convertible Preferred Stock and our common stock involves substantial risks. You should read carefully the “Risk Factors” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

(1)	The number of shares of our common stock to be outstanding after the offering is based on 17,103,395 shares of our common stock outstanding as of September 30, 2022, and excludes the following:

•	738,900 shares of our common stock issued under our at-the-market sales agreement between us and Cowen and Company, LLC (the “Sales Agreement”) on December 19, 2022;

•	1,969,797 shares of our common stock issuable upon conversion of our Series A Convertible Preferred Stock outstanding as of September 30, 2022;

•

3,026,163 shares of our common stock issuable upon the exercise of options outstanding as of September 30, 2022, having a weighted average exercise price of $79.11 per share (less 151,947 shares of our common stock issued upon the exercise of options subsequent to September 30, 2022 through December 20, 2022, at a weighted average exercise price of $25.83 per share and less 4,375 shares of our common stock underlying options that were cancelled or expired subsequent to September 30, 2022 through December 20, 2022, at a weighted average exercise price of $83.20 per share);

•	151,947 shares of our common stock issued upon the exercise of options subsequent to September 30, 2022 through December 20, 2022 at a weighted average exercise price of $25.83 per share;

•

an aggregate of 936,704 shares of our common stock reserved for future issuance as of September 30, 2022 under our 2015 Stock Plan (less 52,550 shares of our common stock issuable upon the exercise of options granted under our 2015 Stock Plan subsequent to September 30, 2022 through December 20, 2022, at a weighted average exercise price of $69.78 per share and plus 4,375 shares of our common stock underlying options that were cancelled or expired subsequent to September 30, 2022 through December 20, 2022, at a weighted average exercise price of $83.20 per share);

•

14,899 shares of our common stock issuable upon the exercise of a warrant issued to Hercules Capital, Inc. (“Hercules”) under the warrant agreement between us and Hercules, dated May 9, 2022 (the “Warrant Agreement”), as of September 30, 2022; and

•	400,000 shares of our common stock issuable upon conversion of the Series B Convertible Preferred Stock offered hereby.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below and discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K, including after the date of this prospectus supplement, and in other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated Risk Factors will be incorporated by reference in this prospectus supplement.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition results of operations and prospects. Certain statements below are forward-looking statements. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

Investors in this offering will pay a much higher price than the book value of our common stock.

If you purchase common stock in this offering, you will incur an immediate and substantial dilution of $218.62 per share, representing the difference between the offering price of $225.00 per share and our as adjusted net tangible book value per share after giving effect to this offering, and after deducting estimated offering expenses payable by us. See “Dilution.” To the extent outstanding options or warrants we have issued are ultimately exercised, you will incur additional dilution.

Our management will have broad discretion over the use of the net proceeds from this offering; you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you may be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

Sales of additional shares of our common stock, including by us or our directors, officers and significant stockholders, could cause the price of our common stock to decline.

Sales of substantial amounts of our common stock in the public market, or the availability of such shares for sale, by us or others, including the issuance of common stock upon exercise of outstanding options or upon the conversion of our Series A Convertible Preferred Stock or our Series B Convertible Preferred Stock, could adversely affect the price of our common stock.

There is no public market for the Series B Convertible Preferred Stock being offered in this Offering.

There is no established public trading market for the Series B Convertible Preferred Stock being offered in this Offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series B Convertible Preferred Stock on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series B Convertible Preferred Stock will be limited.

Holders of our Series B Convertible Preferred Stock will have no rights as a holder of our common stock until such holders convert their Series B Convertible Preferred Stock and acquire our common stock.

Until holders of Series B Convertible Preferred Stock acquire shares of our common stock upon conversion of the Series B Convertible Preferred Stock, holders of Series B Convertible Preferred Stock will have no rights with respect to the shares of our common stock underlying such shares of Series B Convertible Preferred Stock. Upon conversion of Series B Convertible Preferred Stock, the holders thereof will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of shares of Series B Convertible Preferred Stock and shares of common stock that we are selling in this offering will be approximately $99.5 million, after deducting estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for our clinical development program and preparation for a potential launch of resmetirom in the U.S. and general corporate purposes, including, without limitation, research and development expenditures, clinical trial expenditures, manufacture and supply of drug substance and drug products, acquisitions of new technologies, capital expenditures and working capital. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by subtracting our total liabilities from our total tangible assets and dividing the difference by the number of outstanding shares of our common stock.

Our net tangible book value at September 30, 2022 was approximately $9.8 million, or $0.58 per share, based on 17,103,395 shares of our common stock then outstanding. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the issuance and sale by us of (i) 400,000 shares of Series B Convertible Preferred Stock, which are convertible into the number of shares of common stock equal to $225.00 divided by $225.00, or one share of common stock per share of Series B Convertible Preferred Stock purchased, and (ii) 44,444 shares of common stock in this offering at an offering price of $225.00 per share, less estimated offering expenses payable by us, our as-adjusted net tangible book value at September 30, 2022 would have been approximately $109.3 million, or approximately $6.38 per share. This represents an immediate increase in net tangible book value of $5.80 per share to existing stockholders and an immediate dilution in net tangible book value of $218.62 per share to investors in this offering.

The following table illustrates this per-share dilution:

Conversion price per share of Series B Convertible Preferred Stock		$225.00
Offering price per share of common stock		$225.00
Historical net tangible book value per share as of September 30, 2022	$0.58
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$5.80

As adjusted net tangible book value per share immediately after this offering		$6.38

Dilution per share to new investors purchasing shares in this offering		$218.62

The as-adjusted numbers are based on 17,103,395 shares of our common stock outstanding as of September 30, 2022, and exclude the following:

•	738,900 shares of our common stock issued under our Sales Agreement between us and Cowen and Company, LLC on December 19, 2022;

•	1,969,797 shares of common stock issuable upon conversion of our Series A Convertible Preferred Stock outstanding as of September 30, 2022;

•

3,026,163 shares of our common stock issuable upon the exercise of options outstanding as of September 30, 2022, having a weighted average exercise price of $79.11 per share (less 151,947 shares of our common stock issued upon the exercise of options subsequent to September 30, 2022 through December 20, 2022, at a weighted average exercise price of $25.83 per share and less 4,375 shares of our common stock underlying options that were cancelled or expired subsequent to September 30, 2022 through December 20, 2022, at a weighted average exercise price of $83.20 per share);

•	151,947 shares of our common stock issued upon the exercise of options subsequent to September 30, 2022 through December 20, 2022 at a weighted average exercise price of $25.83 per share;

•

an aggregate of 936,704 shares of our common stock reserved for future issuance as of September 30, 2022 under our 2015 Stock Plan (less 52,550 shares of our common stock issuable upon the exercise of options granted under our 2015 Stock Plan subsequent to September 30, 2022 through December 20, 2022, at a weighted average exercise price of $69.78 per share and plus 4,375 shares of our common stock underlying options that were cancelled or expired subsequent to September 30, 2022 through December 20, 2022, at a weighted average exercise price of $83.20 per share);

•	14,899 shares of our common stock issuable upon exercise of a warrant issued to Hercules under the Warrant Agreement as of September 30, 2022; and

•	400,000 shares of our common stock issuable upon conversion of the Series B Convertible Preferred Stock offered hereby.

The issuance of the 738,900 shares pursuant to the Sales Agreement will result in further dilution. To the extent options are exercised or our Series A Convertible Preferred Stock or Series B Convertible Preferred Stock is converted into common stock, or we issue additional shares of common stock or other securities convertible into or exercisable for common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES

In this Offering, we are offering 44,444 shares of common stock, and 400,000 shares of Series B Convertible Preferred Stock, as well as the shares of common stock that are issuable from time to time upon conversion of such Series B Convertible Preferred Stock.

Each share of Series B Convertible Preferred Stock shall be convertible into one share of common stock at a conversion ratio determined by dividing the Stated Value of $225.00 each share of Series B Convertible Preferred Stock by the Conversion Price of $225.00 per share, subject to adjustment as described below.

There is no established public trading market for the Series B Convertible Preferred Stock, and we do not expect any such market to develop. In addition, we do not intend to apply for listing of the Series B Convertible Preferred Stoon any national securities exchange or other nationally recognized trading system.

Description of Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Securities to be Offered” starting on page 4 of the accompanying prospectus.

Description of Series B Convertible Preferred Stock

The following is a summary of certain terms and provisions of the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) establishing the rights and preferences of the Series B Convertible Preferred Stock offered in this Offering. The description of the Series B Convertible Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, which was filed as an exhibit to a Current Report on Form 8-K filed with the SEC by us in connection with this Offering.

General.

Our Restated Certificate of Incorporation (“Charter”) authorizes our Board to issue up to 5,000,000 shares of preferred stock, par value $0.0001 per share, of which 1,969,797 shares are issued and outstanding, all of which are designated as Series A Convertible Preferred Stock.

Subject to the limitations prescribed by our Charter, our Board is authorized to establish the number of shares constituting each series of preferred stock and to fix the designation, powers, preferences and relative participating, optional and other rights of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our Board has designated 400,000 shares of the 5,000,000 authorized shares of preferred stock as Series B Convertible Preferred Stock. When sold, issued and paid for in accordance with the terms of the Securities Purchase Agreement (as defined below), the shares of Series B Convertible Preferred Stock will be validly issued, fully paid and non-assessable.

Stated Value

Each share of Series B Convertible Preferred Stock has a par value of $0.0001 and a Stated Value equal to $225.00.

Voluntary Conversions by Holders.

Each holder of Series B Convertible Preferred Stock may, at any time, elect to convert shares of Series B Convertible Preferred Stock into shares of our Common Stock at the Conversion Price, subject to certain beneficial ownership limitations described below. The number of shares into which each share of Series B Convertible Preferred Stock is convertible is determined by dividing the Stated Value per share of Series B Convertible Preferred Stock by the Conversion Price. The Conversion Price is defined as $225.00, as subject to adjustment as provided in the Certificate of Designation.

Fundamental Transactions; Change of Control.

In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a stock purchase agreement or business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock (each, a “Fundamental Transaction”) while the Series B Convertible Preferred Stock is outstanding, each share of Series B Convertible Preferred Stock will automatically be converted at the effective time of such Fundamental Transaction into the right to receive the same consideration to be paid in respect of the outstanding shares of common stock if such share of Series B Convertible Preferred Stock had been converted into common stock immediately prior to the effective time of such Fundamental Transaction. If holders of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of Series B Convertible Preferred Stock shall be given the same choice as to the alternate consideration it receives upon any conversion of the Series B Convertible Preferred Stock upon the effectiveness of such Fundamental Transaction.

Limitations on Conversion and Issuance.

Each share of the Series B Convertible Preferred Stock is convertible into shares of common stock at any time at the holder’s option. The holder, however, will be prohibited from converting shares of the Series B Convertible Preferred Stock into shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the shares of the common stock or any other class of any equity security of the Company (other than an exempted security) that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, which may be increased or decreased up to 19.99% at the holder’s election on 61 days’ notice delivered to the Company (the “Beneficial Ownership Limitation”).

Dividends.

The Company may not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends in the form of common stock) unless the holders of the Series B Convertible Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Convertible Preferred Stock in an amount at least equal to that dividend per share of Series B Convertible Preferred Stock as would equal the product of (A) the dividend payable on each share of common stock and (B) the number of shares of common stock issuable upon conversion of a share of Series B Convertible Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend.

Liquidation Preference.

Upon any liquidation, dissolution or winding-up of the Company whether voluntary or involuntary, after the satisfaction in full of the debts of the Company and the payment of any liquidation preference owed to the holders of shares of capital stock of the Company ranking prior to the Series B Convertible Preferred Stock upon liquidation, the holders of the Series B Convertible Preferred Stock shall participate pari passu with the holders of the common stock (on an as-if-converted-to-common-stock basis) in the net assets of the Company.

Redemption Rights.

We are not obligated to redeem or repurchase any shares of Series B Convertible Preferred Stock. Shares of Series B Convertible Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Voting Rights.

Shares of Series B Convertible Preferred Stock generally have no voting rights, except as required by law.

Transfer of Series B Convertible Preferred Stock

We will register the transfer of any shares of the Series B Convertible Preferred Stock in our preferred stock register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by a holder of shares of Series B Convertible Preferred Stock. Upon any such registration or transfer, a new certificate evidencing the shares of Series B Convertible Preferred Stock so transferred will be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, will be issued to the transferring holder.

No Exchange Listing of Preferred Shares.

We do not plan on making an application to list the Series B Convertible Preferred Stock on NASDAQ, any national securities exchange or other nationally recognized trading system. Our Common Stock issuable upon conversion of shares of Series B Convertible Preferred Stock is listed on NASDAQ.

PLAN OF DISTRIBUTION

We have entered into Securities Purchase Agreement (the “Securities Purchase Agreement”), dated December 21, 2022, with a group of institutional investors (collectively, the “investors”) for the purchase of the 400,000 shares of Series B Convertible Preferred Stock and the 44,444 shares of common stock offered hereby. Each of the investors are existing shareholders of the Company’s securities. The Securities Purchase Agreement contains customary representations and warranties by us and each of the purchasers, and provides that the obligations of the purchasers to purchase the securities are subject to certain customary conditions precedent. We expect that the sale of the securities contemplated by the Securities Purchase Agreement will settle on December 23, 2022.

This Offering is being made directly by us, without an underwriter or placement agent. We will receive all of the proceeds from any securities sold in this Offering. We currently estimate offering expenses of approximately $0.5 million.

We will register the transfer of any shares of the Series B Convertible Preferred Stock in our preferred stock register. The transfer agent and registrar for our common stock is Computershare Trust Company N.A., with a mailing address of 462 South 4th Street, Louisville, KY 40202.

For the complete terms of the Securities Purchase Agreement, you should refer to the Securities Purchase Agreement, which is an exhibit to a Current Report on Form 8-K filed with the SEC on December 23, 2022 in connection with this Offering and is incorporated by reference into the Registration Statement of which this prospectus supplement is part.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Hogan Lovells US LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report On Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report (which includes an emphasis of matter paragraph that the Company will require additional financing to fund future operations as described in Note 3 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have on file with the SEC an effective “shelf” registration statement on Form S-3 relating to the securities that may be offered and sold hereunder. The full registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus supplement or the accompanying prospectus. You should read the full registration statement for further information about us and these securities.

Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, then you should read the exhibit for a more complete understanding of the document or matter involved.

We maintain a website at www.madrigalpharma.com. We make our SEC filings available on our website, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC. Information presented or accessed through our website is not incorporated into, or made a part of, this prospectus supplement or the accompanying prospectus.

Our SEC filings are available from the SEC’s Internet site at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

In addition, our common stock is listed on The Nasdaq Global Select Market and similar information concerning us can be inspected and copied at the offices of The Nasdaq Stock Market, One Liberty Plaza, 165 Broadway, New York, NY 10006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed by us with the SEC on June 1, 2021 (File No. 333-256666). This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the securities offered by this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below that we have previously filed with the SEC:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on February 24, 2022 (including the portions of our Definitive Proxy Statement on Schedule 14A filed on May 2, 2022 that are expressly incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 as filed with the SEC on May 9, 2022, August 4, 2022 and November 3, 2022, respectively;

•	our Current Reports on Form 8-K, as filed with the SEC on May 9, 2022 (Items 1.01, 2.03 and 3.02), June 17, 2022, December 19, 2022 and December 23, 2022;

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 26, 2007, as amended by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and including any amendment or report filed for the purpose of updating such description; and

•

the description of our preferred stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and including any amendment or report filed for the purpose of updating such description (including as described in this prospectus supplement).

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents filed by us with the SEC pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement and the accompanying prospectus. Nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Alex G. Howarth

Chief Financial Officer

Madrigal Pharmaceuticals, Inc.

Four Tower Bridge

200 Barr Harbor Drive, Suite 200

West Conshohocken, Pennsylvania 19428

(267) 824-2827

Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS

Madrigal Pharmaceuticals, Inc.

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

From time to time, we may offer and sell, in one or more offerings, common stock, preferred stock, warrants, debt securities or units consisting of any combination of the other securities described in this prospectus. The preferred stock, warrants or debt securities may be convertible into or exercisable or exchangeable for common stock, preferred stock or other securities. We may offer any combination of the securities, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for certain selling stockholders.

This prospectus describes some of the general terms that may apply to the securities we and/or any selling stockholder may offer and sell and the general manner in which they may be offered. Each time we and/or any selling stockholder offer securities pursuant to this prospectus, we will provide one or more supplements to this prospectus or free writing prospectuses that contain specific information about the offering and the terms of any securities being sold. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. The prospectus supplement or any related free writing prospectus may also add, update, supplement, change or clarify information contained in this prospectus.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “MDGL.”

We or any selling stockholder may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we or any selling stockholder will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of securities by selling stockholders.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 1, 2021.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospectus may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we and/or selling stockholders may offer any security, or any combination of the securities, described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we and/or selling stockholders may offer. Each time we and/or selling stockholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update, supplement, change or clarify information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before you invest in our securities.

Neither we nor any selling stockholder have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or a selling stockholder may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Madrigal,” “we,” “us,” “our,” the “company” or similar references refer to Madrigal Pharmaceuticals, Inc. and its subsidiaries; and the term “securities” refers collectively to our common stock, preferred stock, warrants, debt securities, units consisting of any combination of the securities described in this prospectus, and any combination of the foregoing.

This prospectus and the information incorporated herein by reference contains references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a website that contains these documents, which may be accessed through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR, via electronic means, including the SEC’s home page (www.sec.gov).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated, and those future filings may modify or supersede some of the information included or incorporated in this prospectus. You should review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the completion of the offering of securities described in this prospectus:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February  25, 2021, including the information specifically incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 30, 2021;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, as filed with the SEC on May 6, 2021;

•	our Current Report on Form 8-K, as filed with the SEC on May 18, 2021; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 26, 2007, including any amendment thereto or report filed for the purpose of updating such descriptions, including but not limited to the description of our common stock contained in Exhibit 4.1 hereto and incorporated into this registration statement.

We do not, however, incorporate by reference in this prospectus or any prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such reports.

You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at:

Alex G. Howarth

Chief Financial Officer

Madrigal Pharmaceuticals, Inc.

Four Tower Bridge

200 Barr Harbor Drive, Suite 200

West Conshohocken, Pennsylvania 19428

(267) 824-2827

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.madrigalpharma.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

Neither we nor any selling stockholder have authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on our beliefs and assumptions and on information currently available to us, but are subject to factors beyond our control. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events; include all statements that are not historical facts; and can be identified by terms such as “allow,” “anticipates,” “be,” “believes,” “continue,” “could,” “demonstrates,” ”design,” “estimates,” “expects,” “forecasts,” “future,” “hopeful,” “goal,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” ”predictive,” “projects,” “seeks,” “should,” “will,” “will achieve,” “would” or similar expressions and the negatives of those terms. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

Investors are cautioned not to unduly rely on forward-looking statements because they relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	anticipated or estimated future results, including the risks and uncertainties associated with our future operating performance and financial position;

•

our possible or assumed future results of operations and expenses, business strategies and plans, capital needs and financing plans, market trends, competitive position, industry environment and potential growth opportunities;

•	our clinical trials, research and development activities, and the timing and results associated with the future development of our lead product candidate, MGL-3196 (resmetirom);

•

our primary and secondary study endpoints for resmetirom, the potential for achieving such endpoints and projections, including those regarding potential future non-alcoholic steatohepatitis (“NASH”) resolution, safety, fibrosis treatment, cardiovascular effects and lipid treatment with resmetirom;

•	optimal dosing levels for resmetirom and projections regarding potential NASH or nonalcoholic fatty liver disease (“NAFLD”) patient benefits with resmetirom;

•	market demand for and acceptance of our products;

•	research, development and commercialization of new products;

•	obtaining and maintaining regulatory approvals, including, but not limited to, potential regulatory delays or rejections;

•

risks associated with meeting the objectives of clinical studies, including, but not limited to our ability to achieve enrollment objectives concerning patient number (including an adequate safety database) and/or timing for our studies, any delays or failures in enrollment, the occurrence of adverse safety events, and the risks of successfully conducting trials that are substantially larger than our past trials;

•	risks related to our ability to accomplish our business development objectives and realize the anticipated benefit of any such transactions; and

•	assumptions underlying any of the foregoing.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein that include forward-looking statements.

RISK FACTORS

You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent annual report on Form 10-K which is on file with the SEC and is incorporated herein by reference, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

ABOUT THE COMPANY

We are a clinical-stage biopharmaceutical company pursuing novel therapeutics that target a specific thyroid hormone receptor pathway in the liver, which is a key regulatory mechanism common to a spectrum of cardio-metabolic and fatty liver diseases with high unmet medical need. Our lead candidate, resmetirom, is a first-in-class, orally administered, small-molecule, liver-directed, thyroid hormone receptor (THR)-ß selective agonist that is in currently in two Phase 3 clinical studies, MAESTRO-NASH and MAESTRO-NAFLD-1, designed to demonstrate multiple benefits across a broad spectrum of NASH and NAFLD patients.

We were incorporated in Delaware in September 2011. Our principal executive offices are located at 200 Barr Harbor Drive, Suite 200, West Conshohocken, Pennsylvania 19428 and our telephone number at that address is (267) 824-2827. We maintain a website at www.madrigalpharma.com. The information on, or that can be accessed through, our website does not constitute part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our securities.

DESCRIPTION OF SECURITIES TO BE OFFERED

We may offer shares of our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, or units consisting of any combination of the other types of securities offered from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we and/or any selling stockholder may offer. Each time we and/or any selling stockholder offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

Common Stock. We and/or any selling stockholder may issue and/or sell, as applicable, shares of our common stock from time to time. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and do not have cumulative voting rights. Subject to the preferences that may be applicable to any then outstanding shares of preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. The holders of our common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, voting rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We will describe the specific terms of a particular series of preferred stock in the prospectus supplement related to that series. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you, as well as the complete certificate of designation, for complete information on any applicable series of preferred stock.

Warrants. We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities. We will describe the specific terms of any warrants we may offer in the prospectus supplement related to such warrants. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you, as well as the complete warrant agreements and warrant certificates, for complete information on the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Debt Securities. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in this instrument governing the debt, to all of our senior indebtedness. Convertible or exchangeable debt securities will be convertible into or exchangeable into our common stock or preferred stock. In this prospectus, we have summarized certain general features of the debt securities. The applicable prospectus supplement will describe the specific debt securities being offered, the price at which they will be offered and other key terms including, as applicable, maturity dates, interest rates, denominations, redemption, conversion, exchange, covenants and events of default. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you, as well as the complete indenture that contains the terms of the debt securities, for complete information on the series of debt securities being offered. We will file as exhibits to the registration statement of which this prospectus is a part, the form of indenture and any supplemental agreements that describe the terms of the series of debt securities we are offering before the issuance of the related series of debt securities.

We may evidence each series of debt securities we will issue by an indenture that we enter into with a trustee. We will indicate the name and address of the trustee, if applicable, in the prospectus supplement relating to the particular series of debt securities being offered.

Units. We may issue, in one or more series, units consisting of any combination of the securities described in this prospectus. We will describe the terms of the units we may offer in the prospectus supplement related to such units. The applicable prospectus supplement may describe the price or prices at which we will issue the units; the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and whether the units will be issued in fully registered or global form. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We may evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds received by us from the sale of the securities described in this prospectus for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholder.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire, our securities. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of securities beneficially owned by such selling stockholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and/or any selling stockholder may sell our securities from time to time in one or more transactions. We and/or any selling stockholder may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods of sale. In some cases, we and/or any selling stockholder or dealer acting with us and/or any selling stockholder or on behalf of us and/or any selling stockholder may also purchase our securities and reoffer them to the public. We and/or any selling stockholder may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase our securities.

We and/or any selling stockholder will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

Unless we and/or any selling stockholder indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment. Agents may be deemed to be underwriters under the Securities Act, of any of our securities that they offer or sell.

We and/or any selling stockholder may use an underwriter or underwriters in the offer or sale of our securities.

If we and/or any selling stockholder use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities. We and/or any selling stockholder will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement. The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities. The underwriters may offer and sell our securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, any of which may represent a discount from the prevailing market price.

We may also, from time to time, authorize a dealer or agents to sell our securities. If we and/or any selling stockholder use a dealer, we will sell our securities to the dealer, as principal. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We and/or any selling stockholder will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We and/or any selling stockholder may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We and/or any selling stockholder will describe the terms of direct sales in the applicable prospectus supplement.

We and/or any selling stockholder may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We and/or any selling stockholder will indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. The terms and conditions of any indemnification will be described in the applicable prospectus supplement. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

We and/or any selling stockholder may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts. If we and/or any selling stockholder use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and when delivery of our securities will be made under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement. We and/or any selling stockholder will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities, including the entry of stabilizing bids or syndicate covering transactions. If the underwriters create a short position in our securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our securities in the open market or as otherwise provided in the applicable prospectus supplement.

The underwriters may also impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also affect the price of our securities to the extent that it were to discourage resales of our securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Such purchasers in the foregoing scenarios will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of our securities in the market. This may affect the marketability of our securities and the ability of any person to engage in market-making activities with respect to our securities.

We and/or any selling stockholder may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of ale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered by this prospectus.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Hogan Lovells US LLP, Washington, DC.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

400,000 Shares of Series B Convertible Preferred Stock

44,444 Shares of Common Stock

Series B Convertible Preferred Stock

Common Stock

PROSPECTUS SUPPLEMENT

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and accompanying prospectus or any free writing prospectus that we provide you in connection with the offering. We take no responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement and accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

No action is being taken in any jurisdiction outside the United States to permit a public offering of shares of our common stock or our Series B Convertible Preferred Stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.